Exhibit 10.16

i

CYALUME TECHNOLOGIES, INC.

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
AND SECURITY AGREEMENT

96 Windsor Street
West Springfield, MA

After recording, please return to:

James R. Kane, Esq.
Choate, Hall & Stewart LLP
Two International Place
Boston, Massachusetts  02110

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
AND SECURITY AGREEMENT

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this "Mortgage") is executed and delivered this 19th day of December, 2008, by CYALUME TECHNOLOGIES, INC., a Delaware corporation (the “Mortgagor”) having a principal place of business at 96 Windsor Street, West Springfield, MA, for the benefit of TD BANK, N.A., a national banking association, as agent for the Lenders, (the “Mortgagee”), having an office at 370 Main Street, Worcester, MA 01608.

GRANTING CLAUSES

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, and to secure the payment and performance of the Secured Obligations (as hereinafter defined), the Mortgagor hereby MORTGAGES, GRANTS, ASSIGNS AND WARRANTS unto the Mortgagee and to the Mortgagee’s successors and assigns, for the pro rata benefit of the Lenders, with MORTGAGE COVENANTS, the following property:

The parcel or parcels of land described in Exhibit A attached hereto and by this reference made a part hereof (sometimes hereinafter collectively referred to as the "Land");

TOGETHER with all buildings, structures and improvements (including all fixtures) now or hereafter located on or in the Land (sometimes hereinafter collectively referred to as the "Improvements");

TOGETHER with all right, title and interest of the Mortgagor in and to the streets and roads, opened or proposed, abutting the Land, all strips and gores within or adjoining the Land, the air space and right to use the air space above the Land, all rights of ingress and egress to and from the Land, all easements, rights of way, reversions, remainders, hereditaments, and appurtenances now or hereafter affecting the Land or the Improvements, all royalties, rights and privileges appertaining to the use and enjoyment of the Land or the Improvements, including all air, lateral support, alley, drainage, water, oil, gas and mineral rights, all options to purchase or lease, and all other interests, estates or claims, in law or in equity, which the Mortgagor now has or hereafter may acquire in or with respect to the Land or the Improvements (sometimes hereinafter collectively referred to as the "Appurtenances");

The Land, the Improvements, and the Appurtenances are sometimes hereinafter collectively referred to as the "Premises";

TOGETHER with  (a) all of the intangible personal property of the Mortgagor described in clauses (ii) through (v) below (but none of its obligations with respect thereto), whether now owned or existing or hereafter acquired or arising, now or hereafter relating to the ownership, maintenance, operation and enjoyment of the Premises for any lawful purpose, together with any and all substitutions, replacements, proceeds and products thereof, and (b) all of the tangible personal property and fixtures of the Mortgagor (but none of its obligations with respect thereto), whether now owned or existing or hereafter acquired or arising, now or hereafter located or placed on or in the Premises or relating to the ownership, maintenance, operation and enjoyment of the Premises for any lawful purpose, including the tangible personal property and fixtures described in clauses (i) through (v) below, together with any and all additions, accessions and attachments thereto and substitutions, replacements, proceeds and products thereof (all of the foregoing intangible and tangible personal property and fixtures sometimes hereinafter collectively referred to as the "Related Personalty"):

(i)            all equipment, machinery, fixtures, furniture, furnishings, computers and related equipment, office equipment and supplies, tools, jigs, dies, manufacturing implements, forklifts, trucks, trailers, railcars, barges and other vehicles, all personalty relating to the ownership, maintenance, operation and enjoyment of the Premises for any lawful purpose, (the foregoing items in this clause (i) being sometimes hereinafter collectively referred to as the "Equipment");

(ii)           all permits, licenses, variances, approvals and franchises relating to or arising out of the operation of the Mortgaged Property (as hereinafter defined), all contract rights of the Mortgagor under leases of Equipment located on or used in connection with the Mortgaged Property, and all books, records, plans, specifications, good will, actions and causes of action relating to or arising out of the operation of the Mortgaged Property (the foregoing items in this clause (ii) being sometimes hereinafter collectively referred to as the "Intangibles");

(iii)          all right, title and interest of the Mortgagor in and under all leases, subleases, occupancy agreements, lettings, tenancies and licenses, if any, of the Premises or any part thereof now or hereafter entered into and all amendments, extensions and renewals thereof, all security therefor, and all moneys payable thereunder (the foregoing items in this clause (iii) being sometimes hereinafter collectively referred to as the "Leases");

(iv)          all rents, income, issues, profits, deposits, security deposits, escrows, reserves and other moneys and benefits to which the Mortgagor may now or hereafter be entitled from all or any part of the Premises and/or the Related Personalty (the foregoing items in this clause (iv) being sometimes hereinafter collectively referred to as the "Property Income"); and

(v)           all proceeds, judgments, claims, compensation, awards of damages and settlements with respect to or hereafter made as a result of or in lieu of any Taking (as hereinafter defined) of the Premises and/or the Related Personalty, all proceeds of insurance (including rental interruption insurance) maintained with respect to any component of the Mortgaged Property, any casualty loss of or damage to the Premises and/or the Related Personalty, all refunds with respect to the payment of Impositions (as hereinafter defined), and all other proceeds of the conversion, voluntary or involuntary, of the Mortgaged Property (as hereinafter defined) or any part thereof into cash or liquidated claims (the foregoing items in this clause (v) being sometimes hereinafter collectively referred to as the "Proceeds").The Premises and the Related Personalty are sometimes hereinafter collectively referred to as the "Mortgaged Property."

TO HAVE AND TO HOLD the Mortgaged Property, with all the privileges and appurtenances to the same belonging, and with the possession and right of possession thereof, unto the Mortgagee and to the Mortgagee’s successors and assigns forever, for the pro rata benefit of the Lenders, upon the terms and conditions, herein set forth.

In furtherance of the intent that a security interest be granted under and evidenced by this Mortgage, the Mortgagor also hereby grants to the Mortgagee, for the pro rata benefit of the Lenders, a Lien on the Related Personalty.  The security interest granted hereby is in addition to and not in lieu of any other security interest or security agreement in favor of the Mortgagee.

1.       Definition of Terms.

1.1.    Certain Definitions.  As used in this Mortgage, the terms set forth below shall have the following meanings:

"Appurtenances" shall have the meaning specified in the Granting Clauses.

"Bankruptcy Proceeding" shall mean any proceeding, action, petition or filing under the Federal Bankruptcy Code or any similar state or Federal law now or hereafter in effect relating to bankruptcy, reorganization or insolvency, or the arrangement or adjustment of debts.

"Default" shall mean any condition or event which constitutes or, after notice or lapse of time or both, would constitute an Event of Default.

“Environmental Laws” shall mean any and all applicable federal, state or municipal laws, ordinances, rules and regulations now in force or subsequently enacted, modified, or amended pertaining to the protection of the environment or to health or safety risks arising therefrom, including, but not limited to, control of air pollution, water pollution, groundwater pollution, and the generation, manufacture, management, handling, use, sale, transportation, delivery, discharge, release, emission, treatment, storage, disposal or release or threatened release of Hazardous Materials.  To the extent applicable, such laws include, but are not limited to: (a) the Clean Air Act, 42 U.S.C. § 7401, et seq; (b) the Clean Water Act, 33 U.S.C. § 1251, et seq; (c) the Safe Drinking Water Act, 42 U.S.C. § 300f, et seq; (d) the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901, et seq; (e) the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601, et seq; (f) the Toxic Substances Control Act (“TSCA”), 15 U.S.C. § 2601, et seq; (g) Title III of the Superfund Amendments and Reauthorization Act (“SARA”), also known as the Emergency Planning and Community Right-to-Know Act (“EPCRA”), 42 U.S.C. § 11001; (h) the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq; (i) federal regulations promulgated pursuant to any of the foregoing statutes; (j) Massachusetts laws and regulations enacted in order to implement federal environmental statutes and regulations; (k) the Massachusetts Hazardous Waste Management Act, M.G.L. c. 21C; (l) the Massachusetts Oil and Hazardous Materials Release Prevention and Response Act, M.G.L. c. 21E; (m) the Hazardous Substances Disclosure by Employers Act, M.G.L. c. 111F; (n) Massachusetts regulations promulgated pursuant to the authority of applicable state environmental laws; and (o) local ordinances and regulations including those adopted by local emergency planning districts pursuant to Title III of SARA and implementing state legislation.

"Equipment" shall have the meaning specified in the Granting Clauses.

"Event of Default" shall have the meaning specified in section 4.1.

"Expenses" shall mean any and all costs and expenses of every kind and nature incidental to the collection of the Secured Obligations, including all costs and expenses relating to any foreclosure, enforcement, compromise or settlement of this Mortgage, any of the other Loan Documents, any protection of the Mortgaged Property and the maintenance and execution of this Mortgage or any of the other Loan Documents and the protection of the Lien of this Mortgage and/or the Lien and security interest of any of the other Loan Documents (including any and all costs and expenses incurred by the Mortgagee in any legal, equitable, bankruptcy or administrative proceedings pertaining to the Mortgaged Property, any of the other Collateral, or the Secured Obligations) and any exercise of any right or remedy hereunder or thereunder or in equity or under applicable law and any defense or assertion of the rights or claims of the Mortgagee in respect hereof and thereof, by litigation or otherwise, including reasonable attorneys' fees and the fees and expenses of receivers, trustees, liquidators or similar officials, appraisers, engineers, surveyors, management companies, consultants, environmental engineers and title examiners.

“Governmental Authority” shall mean all agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures and offices of any nature whatsoever of any government unit or political subdivision, whether federal, state, county, district, municipal, city, or otherwise, and whether now or hereafter in existence.

“Granting Clauses” shall mean the provisions contained under the heading “Granting Clauses” and before the beginning of Section 1 hereof.

“Hazardous Materials” shall mean products, wastes and substances which, because of their quantitative concentration, chemical, radioactive, infectious or other characteristics, constitute or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety, welfare, or to the environment, including asbestos (whether or not friable), flammable materials, explosives, radioactive substances, polychlorinated biphenyls, other carcinogens, oil and other petroleum products, pollutants, solvents and chlorinated oils, pesticides, herbicides, radon gas, reactive metals and compounds, contaminants, and any other hazardous or toxic materials, chemical, biological, radioactive, or other wastes and substances which are defined, determined or identified as such in or pursuant to any Environmental Laws.

"Impositions" shall mean all taxes of every kind and nature (other than income, franchise and doing business taxes of the Mortgagee), sewer rents, garbage removal fees, charges for water, for setting or repairing meters and for all other utilities serving the Mortgaged Property or any part thereof, assessments, levies, inspection and license fees and all other governmental charges or levies imposed upon or assessed against the Mortgaged Property or any part thereof (including the Property Income) and the use, maintenance and operation thereof, the Secured Obligations and the Loan Documents, recording and filing fees, and registration fees, excises and levies imposed upon the Mortgagee by reason of its respective interests in the Secured Obligations or this Mortgage, all revenue, documentary stamp and similar taxes, mortgage taxes and other taxes which might be required to be paid on the Secured Obligations or this Mortgage, and all other charges which if unpaid might by law become a Lien or charge upon the Mortgaged Property or any part thereof (regardless of to whom assessed) or on any other property of the Mortgagor, including interest and penalties on all of the foregoing.

"Improvements" shall have the meaning specified in the Granting Clauses.

"Indemnified Costs" shall have the meaning specified in section 2.12.

"Indemnitee" shall have the meaning specified in section 2.12.

“Insurance Policies” shall have the meaning specified in section 2.4.

"Intangibles" shall have the meaning specified in the Granting Clauses.

"Land" shall have the meaning specified in the Granting Clauses.

"Leases" shall have the meaning specified in the Granting Clauses.

“Legal Requirements” shall mean all statutes, ordinances, by-laws, codes, rules, rulings, regulations, restrictions, orders, judgments, decrees, writs, judicial or administrative interpretations and injunctions, including without limitation, all applicable building, health code, zoning, subdivision and other land use licensing statutes, ordinances, by-laws, codes, rules and regulations, whether now or hereafter enacted, promulgated or issued by any Governmental Authority, affecting the Mortgagor or the Mortgaged Property or the ownership, construction, development, maintenance, management, repair, use, occupancy, possession or operation thereof, including, without limitation, any of the foregoing which may (a) require repairs, modifications or alterations in or to the Mortgaged Property, (b) in any way affect (adversely or otherwise) the use and enjoyment of the Mortgaged Property or (c) require the assessment, monitoring, cleanup, containment or removal of any Hazardous Substances on, under or from the Mortgaged Property.  Without limiting the foregoing, the term Legal Requirements shall also include all Permitted Encumbrances and all permits and contracts issued by or entered into with any Governmental Authority.

"Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, Lien (statutory or otherwise), preference, priority, security interest, chattel mortgage or other charge or encumbrance of any kind, or any other type of preferential arrangement, including the Lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property and any lease having substantially the same effect as any of the foregoing.

"Loan Agreement" shall mean that certain Revolving Credit and Term Loan Agreement by and among Cyalume Technologies Holdings, Inc., the Mortgagor, the Subsidiary Guarantors from time to time party thereto, the Mortgagee and the Lenders from time to time party thereto, dated the date hereof.

"Loan Documents" shall have the meaning specified in the Loan Agreement.

"Mortgage" shall have the meaning specified at the beginning of this instrument.

"Mortgagee" shall mean the meaning specified at the beginning of this instrument.

"Mortgaged Property" shall have the meaning specified in the Granting Clauses.

"Mortgagor" shall mean Cyalume Technologies, Inc., a Delaware corporation, each subsequent owner of the Mortgaged Property (or any portion thereof), and its successors and assigns.

“Officers’ Certificate” shall have the meaning specified in the Notes.

"Permitted Encumbrances" shall mean the Liens on, and other exceptions to title to and matters affecting, the Mortgaged Property set forth on Exhibit B hereto.

"Person" shall have the meaning specified in the Notes.

"Premises" shall have the meaning specified in the Granting Clauses.

"Proceeds" shall have the meaning specified in the Granting Clauses.

"Property Income" shall have the meaning specified in the Granting Clauses.

"Related Personalty" shall have the meaning specified in the Granting Clauses.

“Restoration” shall have the meaning specified in section 2.6.

"Secured Obligations" shall mean:

(a) principal of and premium, if any, and interest on and fees (including, without limitation, the Origination Fee, the Commitment Fee, the Term Loan A Commitment Fee, and all other fees from time to time due from Mortgagor pursuant to the Loan Agreement) and other amounts payable with respect to the Term A Note, the Term B Note, or the Revolving Credit Note (or any of them), all Derivative Contracts and any guarantees thereof; and

(b) any and all other indebtedness and obligations of the Mortgagor and/or any of its Subsidiaries under the Loan Agreement or under any other agreement, document or instrument relating thereto, including, without limitation, all Derivative Contracts, all as amended, modified or supplemented from time to time, related in any way to the Term A Note, the Term B Note or the Revolving Credit Note (or any of them) or Derivative Contracts.

"Spill" shall mean a discharge, spillage, uncontrolled loss, seepage, contamination or filtration of Hazardous Materials.

"State" shall mean The Commonwealth of Massachusetts.

"Taking" shall have the meaning specified in section 2.5.

"Uniform Commercial Code" shall mean the Uniform Commercial Code of the State, as the same may be amended, modified or supplemented from time to time.

1.2.          Other Capitalized Terms, Certain Usages and Gender.  Other capitalized terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.  The terms "include" and "including" shall be construed as if followed by the phrase "without limitation."  All terms contained herein shall be construed, whenever the context of this Mortgage so requires, so that the singular number shall include the plural, and the plural the singular, and the use of any gender shall include all genders.

2.             Warranties, Covenants and Representations of the Mortgagor.  In addition to the warranties and representations and covenants and agreements contained in the Loan Documents, the Mortgagor hereby warrants and represents to and covenants and agrees with the Mortgagee as follows:

2.1.          Payment and Performance of the Secured Obligations.  The Mortgagor shall punctually pay and perform the Secured Obligations at the times and in the manner provided in the Loan Documents, all payments to be made in lawful money of the United States of America.

2.2.          Title to the Mortgaged Property.  The Mortgagor (a) is the sole and exclusive owner of the Mortgaged Property and has good and marketable fee simple absolute title to the Premises and good and indefeasible title to the balance of the Mortgaged Property, free from any Liens (including any restrictions on transfer thereof), Leases and other encumbrances, other than (i) the Liens arising hereunder and (ii) Permitted Encumbrances; and (b) will forever warrant and defend the Mortgaged Property, and the validity and first priority of the Lien created or intended to be created hereby, against all claims and demands of all Persons at any time claiming the same or any interest therein.

2.3.          Maintenance, Operation, Inspection and Use of the Mortgaged Property.  The Mortgagor shall maintain the Mortgaged Property in present condition and from time to time make all needful and proper repairs, renewals and replacements.  The Mortgagor shall comply with all Legal Requirements applicable to the Mortgaged Property (including all Environmental Laws) and all covenants, conditions and restrictions applicable to the Mortgaged Property (including Permitted Encumbrances), and shall permit the Mortgagee to enter upon and inspect the Mortgaged Property upon request from time to time.  The Mortgagor shall not (a) change the use of the Mortgaged Property or cause or permit the use or occupancy of any part of the Mortgaged Property to be discontinued if such changed use or discontinuance would violate any permit, approval, Permitted Encumbrance or zoning, land use or other law, ordinance or regulation, (b) consent to any zoning reclassification, modification or restriction adversely affecting the Premises or (c) threaten, commit or permit any waste, structural or material alteration, demolition or removal of the Mortgaged Property or any part thereof.

2.4.          Insurance; Repair and Restoration.

(a)           The Mortgagor shall keep or cause to be kept the Mortgaged Property insured against damage by fire and the other hazards covered by an all-risk coverage insurance policy for the full insurable value thereof (which shall mean the full repair and replacement value thereof) without reduction for depreciation or co-insurance and in no event less that $2,500,000, subject to any limitation of applicable law.  The Mortgagor shall also maintain or cause to be maintained public liability insurance with respect to the Mortgaged Property provided for limits of liability in amounts satisfactory to the Mortgagee for both injury to and death of Persons or individuals and for property damage.  The Mortgagee may require the Mortgagor to obtain such other insurance, including business interruption, flood, earthquake, war risk, nuclear explosion, demolition and contingent liability from the operation of “nonconforming” improvements of the Mortgaged Property, all within 10 days after demand by the Mortgagee, and the Mortgagor shall maintain or cause to be maintained such other coverages, in such amounts, as may from time to time be required under the Loan Agreement.  The Mortgagor shall not maintain any separate or additional insurance, unless it is properly endorsed and otherwise reasonably satisfactory to the Mortgagee in all respects.  The proceeds of insurance paid on account of any damage or destruction to the Mortgaged Property or any part thereof shall be paid over to the Mortgagee to be applied as hereinafter provided.

(b)           All insurance policies (collectively, the “Insurance Policies”) required pursuant to this Mortgage shall be endorsed to name the Mortgagee as an additional insured and loss payee, as the case may be, thereunder, as its interests may appear, without contribution, under a long-form, non-contributory mortgagee clause, or otherwise endorsed as the Mortgagee may reasonably require.  All such insurance policies and endorsements shall be fully paid for and contain such provisions and expiration dates and be in such form and issued by such insurance companies licensed to do business in the State, with the highest or second highest rating available from A.M. Best Company or an equivalent Person, as shall be approved by the Mortgagee or otherwise comparable to the insurance in place at the time this Mortgage is recorded.  Without limiting the foregoing, each policy shall provide that such policy may not be cancelled or materially changed except upon 30 days prior written notice to the Mortgagee of intention of non-renewal, cancellation or material change, and that no act or thing done by the Mortgagor or the Mortgagee shall invalidate the policy as against the Mortgagee.  The Mortgagor shall deliver or cause to be delivered all original policies, or copies thereof certified by the insurance company or authorized agent as being true copies, to the Mortgagee (together with the endorsements thereto required hereunder) upon request by the Mortgagee.  If the Mortgagor fails to maintain insurance as required by this Mortgage, the Mortgagee may, but shall not be obligated to, maintain such insurance.

(c)           In the event of any damage or destruction to the Mortgaged Property, promptly following Mortgagor gaining knowledge of the same the Mortgagor shall give written notice to the Mortgagee.  In case of loss or damage covered by any of the Insurance Policies, the Mortgagee (or, after entry of decree of foreclosure, the purchaser at the foreclosure sale or decree creditor, as the case may be) is hereby authorized at its option either (i) to settle and adjust any claim under such Insurance Policies without the consent of the Mortgagor, or (ii) to allow the Mortgagor to settle and adjust such claim; provided that in either case the Mortgagee shall, and is hereby authorized to, collect and receipt for any such insurance proceeds; and the expenses incurred by the Mortgagee in the adjustment and collection of insurance proceeds shall be deemed Secured Obligations, and shall be reimbursed to the Mortgagee upon demand or may be deducted by the Mortgagee from said insurance proceeds prior to any other application thereof.  Each insurance company which has issued an Insurance Policy is hereby authorized and directed to make payment for all losses covered by an Insurance Policy to the Mortgagee alone, and not to the Mortgagee and the Mortgagor jointly.  Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing the Mortgagor may adjust and settle any claim under such Insurance Policies without the consent of the Mortgagee so long as the cost of Restoration with respect to such claims does not exceed Two Hundred Fifty Thousand Dollars ($250,000).

(d)           In the event of foreclosure of this Mortgage or other transfer of title to or assignment of the Mortgaged Property toward extinguishment, in whole or in part, of the Secured Obligations, all right, title and interest of the Mortgagor in and to all policies of insurance required by this Mortgage and any proceeds thereof shall inure to the benefit of and pass to the Mortgagee or any purchaser or transferee of the Mortgaged Property, as the case may be.

(e)           The Mortgagor hereby irrevocably appoints the Mortgagee as the Mortgagor’s attorney-in-fact, coupled with an interest, to be used during the continuance of an Event of Default to endorse any checks, drafts or other instruments representing any insurance proceeds, whether payable by reason of loss thereunder or otherwise.

2.5.          Condemnation.  The Mortgagor, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation, taking or purchase in lieu thereof, of the Mortgaged Property or any part thereof (each, a "Taking"), shall notify the Mortgagee of the pendency of such proceedings.  The Mortgagee may participate in such proceedings, and the Mortgagor from time to time shall deliver to the Mortgagee all instruments requested by it to permit such participation.  The Mortgagee is hereby irrevocably appointed as the Mortgagor's attorney-in-fact, coupled with an interest, with power to collect and receive, the proceeds of any Taking, and, to make any compromise or settlement in connection with such proceedings.  In any event, the Mortgagor shall not adjust, compromise or settle such proceedings and shall not enter into any agreement with respect to such matters without the prior written consent of the Mortgagee (which consent shall not be unreasonably withheld, delayed or conditioned).  The Mortgagor, upon written request by the Mortgagee, shall execute and deliver any and all instruments from time to time reasonably requested for the purposes of confirming the foregoing assignment to the Mortgagee.  The proceeds of any Taking shall be applied to or toward the Secured Obligations.

2.6.          Application of Proceeds of Casualty.

(a)           The Mortgagee shall permit the application of the proceeds of Insurance Policies consequent upon any casualty to the cost of restoring, repairing, replacing or rebuilding the loss or damage caused by such casualty (collectively “Restoration”) if and so long as the following conditions are met:

(i)            the Restoration is accomplished in accordance with the terms of Section 2.6(c) provided that if the cost of the Restoration does not exceed Two Hundred Fifty Thousand Dollars ($250,000) then the proceeds shall be paid directly to the Mortgagor who will promptly and in a good and workmanlike manner complete the Restoration;

(ii)           the cost of the Restoration (as estimated by the Mortgagee) does not exceed more than fifty percent (50%) of the outstanding aggregate principal balance of the Secured Obligations at the time of the casualty;

(iii)          there is no Default or event which, with the giving of notice or passage of time, or both, would constitute a Default; and

(iv)          the Restoration can be completed within one year after the casualty and at least six (6) months prior to maturity of the Note.  If the conditions set forth in clauses (1) through (4) of this section 2.6(a) are not satisfied, the Mortgagee may, in its sole discretion, elect to apply all or any part of the proceeds of Insurance Policies consequent upon such casualty to or toward the Secured Obligations.

(b)          Whether or not insurance proceeds are made available to the Mortgagor, the Mortgagor hereby covenants to complete the Restoration of the Improvements, to be of at least equal value, and of substantially the same character as immediately prior to such loss or damage, all to be effected in accordance with plans, specifications and procedures which shall have been first submitted to and approved in writing by the Mortgagee which approval shall not be unreasonably delayed, withheld or conditioned, and the Mortgagor shall pay all costs of the Restoration.  In the event and to the extent that the Mortgagee elects to apply the proceeds of casualty insurance to reduce the Secured Obligations.

(c)           Insurance proceeds held by the Mortgagee for Restoration of the Mortgaged Property shall be disbursed from time to time at such times as the Mortgagee deems appropriate as progress payments during completion of the Restoration and, in any event, only upon the Mortgagee being furnished with (i) evidence satisfactory to it of the estimated cost of the Restoration, (ii) funds (or assurances satisfactory to the Mortgagee that such funds are available) which shall be sufficient when added to the proceeds of insurance held by the Mortgagee, to complete and fully pay for the Restoration, and (iii) such architect’s certificates, waivers of Lien, contractor’s sworn statements, title insurance endorsements, plats of survey and such other evidences of cost, payment and performance as the Mortgagee may require and approve; and the Mortgagee, in any event, may require that all plans and specifications for such Restoration, be submitted to and approved by the Mortgagee prior to commencement of work thereon.  No payment made prior to the final completion of the Restoration shall exceed ninety  percent (90%) of the value of the work performed from time to time, as such value shall be determined by the Mortgagee in its sole and exclusive judgment.  Funds other than proceeds of insurance shall be disbursed prior to disbursement of insurance proceeds.  At all times the undisbursed balance of insurance proceeds remaining in the hands of the Mortgagee, together with funds deposited or irrevocably committed to the satisfaction of the Mortgagee by or on behalf of the Mortgagor to pay the cost of such Restoration, shall be at least sufficient in the sole and exclusive judgment of the Mortgagee to pay the entire unpaid cost of the Restoration, free and clear of all Liens or claims for Lien.  Any surplus which may remain out of insurance proceeds held by the Mortgagee after payment of such costs of Restoration, shall be applied to the Secured Obligations.  No interest shall be allowed to the Mortgagor on account of any proceeds of insurance or other funds held by the Mortgagee.

2.7.          Impositions.  The Mortgagor shall pay and perform, or cause to be paid and performed, when due (after the expiration of any grace periods) all Impositions and shall, upon the request of the Mortgagee, furnish to the Mortgagee, within 15 days after the same shall otherwise have become delinquent, validated receipts showing the payment of the same; provided that the Mortgagor shall be permitted to contest any such Imposition if the total amount being contested at any one time does not exceed One Hundred Thousand Dollars ($100,000) and no Default or Event of Default has occurred and is continuing and further provided that the Mortgagor shall not be required to pay any such Imposition if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings or other appropriate actions promptly initiated and diligently conducted and if the Mortgagor shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by the Mortgagor and its independent accountants; provided, however, that the Mortgagor will pay any such Imposition prior to the commencement of any proceeding to foreclose any Lien securing the same.  If the Mortgagor defaults in the payment of the Impositions as herein provided, the Mortgagee shall have the right, but shall not be obligated, to pay the same or any part thereof.

2.8.          Payment of Liens.  The Mortgagor shall pay and perform or cause to be paid and performed when due all obligations now or hereafter due under or in connection with any Liens on the Mortgaged Property or any part thereof, all rents and charges under any ground leases and other leases forming a part of the Mortgaged Property, and all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might become a Lien on the Mortgaged Property or any part thereof, and shall cause the prompt (but in no event later than five days after imposition), full and unconditional discharge of all Liens imposed on or against the Mortgaged Property or any part thereof.  In general, the Mortgagor shall do, or cause to be done, at the sole cost of the Mortgagor, everything necessary to fully preserve the first priority of the Lien of this Mortgage.  In the event the Mortgagor fails to make any such payment, or if a Lien attaches to the Mortgaged Property or any part thereof, the Mortgagee shall have the right, but shall not be obligated, to make such payment or discharge such Lien.

2.9.          Defending the Lien of this Mortgage.  The Mortgagee shall have the right, but shall not be obligated:  (a) to appear in and defend any action or proceeding, in the name and on behalf of the Mortgagee or the Mortgagor, in which such Person is named or which the Mortgagee determines may adversely affect the Mortgaged Property, this Mortgage or the Lien hereof, and (b) to institute any action or proceeding which the Mortgagee feels should be brought to protect the interests or rights of the Mortgagee in the Mortgaged Property or under this Mortgage.

2.10.        Reimbursement of Expenses.  Without limiting or derogating from section 2.12 below, the Mortgagor agrees to bear and, on demand, shall pay or reimburse the Mortgagee for all amounts advanced or paid by the Mortgagee and/or the Lenders under this Mortgage or otherwise, and all Expenses, and all such sums shall constitute part of the Secured Obligations.  The obligations of the Mortgagor under this section 2.10 shall survive repayment of the indebtedness evidenced by the Notes and discharge of this Mortgage.

2.11.        Interest on Advances and Expenses.  All Loans and Expenses incurred at any time by the  Mortgagee pursuant to the provisions of this Mortgage or under applicable law in connection with the Secured Obligations shall bear interest from the date that such amount is advanced or incurred, to the date of reimbursement in full in cash, computed at the Default Rate.

2.12.        Indemnification.

(a)           Without limiting or derogating from any other term or provision in this Mortgage, the other Loan Documents, the Mortgagor will pay or cause to be paid (or reimbursed, as the case may be) and will defend (with counsel selected by the Mortgagor and approved by the Indemnitee in the Indemnitee's sole and absolute discretion), indemnify and hold the Mortgagee, each Lender, and each director, officer, employee, agent, advisor and Affiliate of any such Person (each, an "Indemnitee") harmless (on an after tax basis) in respect of all costs, losses, damages, and expenses (collectively, "Indemnified Costs") incurred by or asserted against any Indemnitee in connection with the negotiation, execution, delivery, performance and/or enforcement of this Mortgage, any other Security Document, and/or the consummation of the transactions contemplated hereby or thereby or which may otherwise be related in any way to this Mortgage, the other Loan Documents, the Mortgaged Property, such transactions, or such Indemnitee's relationship to any of the foregoing.  Without limiting the generality of the foregoing, the Mortgagor will pay or cause or be paid and will defend (with counsel selected by the Indemnitee), indemnify and hold each Indemnitee harmless from and against any and all Indemnified Costs which are incurred by or asserted against any Indemnitee in connection with or which are in any way related to:

(i)           the negotiation, execution and delivery of this Mortgage, any other Loan Documents, and/or any proposed amendments hereof or waivers hereunder (whether or not effected), including so-called workouts and/or restructuring and including the furnishing of opinions referred to herein and any other opinions which any Indemnitee may reasonably request;

(ii)          any suit, claim, action or other proceeding or investigation involving the Mortgagor or any of its Subsidiaries or Affiliates or in any way relating to or arising out of this Mortgage, any other Loan Documents, the Mortgaged Property and/or any of the transactions contemplated hereby, whether or not such Indemnitee is a party thereto (including any bankruptcy or similar proceeding and any proceeding or investigation relating to environmental matters);

(iii)          the preservation, exercise or enforcement of any of the rights or remedies of any such Indemnitee under or referred to in this Mortgage or any other Loan Documents, including all costs of collection;

(iv)          the performance of and compliance with the terms and conditions of this Mortgage by the Mortgagor, including insurance premiums, recording fees, filing fees, mortgage taxes, fees and expenses of engineers and other consultants, and other costs related to any of the Mortgaged Property;

(v)          the commissioning or obtaining of appraisals, insurance, surveys, engineering reports, architectural reports, site assessments, title certifications, environmental audits, opinions, title insurance or certificates required or permitted under this Mortgage, in equity and under applicable law; and

(vi)          to the extent not covered above in this section 2.12(a), any and all other Indemnified Costs.

(vii)         The covenants contained in this section 2.12 shall survive repayment of the indebtedness evidenced by the Notes and discharge of this Mortgage.

2.13.        Prohibition Against Conveyances and Encumbrances.  The Mortgagor shall not, and shall not permit others to, without the prior written consent of the Mortgagee (which consent may be given, withheld, or conditioned in Mortgagee’s sole discretion, and if given, may be conditioned upon a change in the interest rate, maturity date, amortization period or other terms of the Secured Obligations, the payment of a transfer fee and/or any other requirements of the Mortgagee), convey, assign, sell, lease, mortgage, encumber, pledge, hypothecate, grant a Lien on, grant options with respect to, or otherwise dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any part of any legal or beneficial interest in the Mortgaged Property or any part thereof (other than Related Personalty as explicitly permitted elsewhere in this Mortgage).  The existence of the Permitted Encumbrances shall not be a breach of this section 2.13.

2.14.        Estoppel Certificates.  The Mortgagor, within 10 days after written request by the Mortgagee, shall furnish to the Mortgagee a written statement, duly acknowledged, confirming the aggregate amount of the outstanding Secured Obligations, the terms of payment and maturity dates of the Notes, the date to which interest has been paid, and whether any offsets or defenses exist against the payment of the Secured Obligations, if any such offsets or defenses are alleged to exist, the nature thereof shall be set forth in detail, as the Mortgagee may request.

2.15.        Assignment of Leases and Property Income.  As additional security for the Secured Obligations, independent of the security of this Mortgage, the Mortgagor hereby assigns and transfers to the Mortgagee (for the pro rata benefit of the Lenders), grants a security interest and Lien to the Mortgagee (for the pro rata benefit of the Lenders), in and on all Leases (which includes, without limitation, all Leases hereafter entered into) and Property Income to secure the Secured Obligations.  The Mortgagor shall not otherwise assign, transfer or encumber in any manner any Leases, any rights of the Mortgagor thereunder, or the Property Income, or any part thereof, or terminate, extend, renew, or otherwise modify any Lease, without the prior written consent of the Mortgagee.  This Mortgage is intended to vest in the Mortgagee (for the pro rata benefit of the Lenders) the present and absolute right, title and interest in and to all Leases and Property Income.  Without limiting the generality of the foregoing, the Mortgagor is not retaining, and is not being granted by the Mortgagee, any right or license to collect or direct the collection or payment of Property Income, all of such right being irrevocably granted to and vested in the Mortgagee as aforesaid  However, notwithstanding that this instrument is a present, absolute and unconditional assignment of the Leases and Property Income, and a present, absolute, and unconditional grant of the powers herein granted to the Mortgagee, the Mortgagor is hereby granted a license to enforce the Leases (other than collecting Property Income as aforesaid, as to which Mortgagor shall have no license), so long as there occurs no Event of Default.  Upon the occurrence of an Event of Default, the aforementioned license granted to Mortgagor shall automatically terminate without notice to Mortgagor.  In any event, the Mortgagor shall be the agent of the Mortgagee with respect to any Property Income collected or received, and any Property Income so collected or otherwise received by the Mortgagor shall be held in trust by the Mortgagor for the sole and exclusive benefit of Mortgagee, and the Mortgagor shall, within one (1) business day after receipt of any Property Income, pay the same to Mortgagee to be applied by Mortgagee as hereinafter set forth.  Nothing in this section 2.15 shall be construed to permit the Mortgagor to lease, sublease or otherwise convey any of the Mortgaged Property in violation of section 2.13 hereof.  In any event, the Mortgagor hereby irrevocably confirms to, authorizes, and directs each of the Lessees under the Leases and the guarantors under any guaranties thereof, to pay all Property Income due or which become due under the Leases or such guaranties to the Mortgagee and to continue to do so until otherwise notified in writing by the Mortgagee.

2.16.        Additional Representations, Warranties, and Covenants Respecting Compliance with Laws.

(a)           Mortgagor represents and warrants that:

(i)            the Premises comply in all material respects with all Legal Requirements, including without limitation all Environmental Laws,

(ii)           the Mortgagor has obtained all necessary certificates, licenses, authorizations, registrations, permits and approvals necessary for the use and operation of the Premises or any parts thereof for the use to which the Mortgagor and any tenant or other occupant of the Premises shall use or is using the Premises,

(iii)          the Mortgagor has no knowledge of and not received any notice or communication from any Governmental Authority or any other Person that the Premises do not comply with all Legal Requirements, including without limitation Environmental Laws,

(iv)          neither the Mortgagor, nor any tenant or other occupant of the Premises, nor any other Person, has caused or suffered to occur, and the Mortgagor will not hereafter cause or suffer to occur, any Spill, at, upon, under or within the Premises, and neither the Mortgagor, nor any tenant or other occupant of the Premises, nor any other Person, will be, has been or is, involved in operations at or near the Premises, nor will there be, are there, any substances or conditions in or on the Premises, which could support a claim or cause of action or lead to the imposition of liability on the Mortgagor or any other owner or operator of the Premises or the creation of Liens on the Premises under any of the Legal Requirements or under any Environmental Laws.

(b)           In the event of any Spill at, upon, under, within or in close proximity to the Premises, the Mortgagor shall promptly upon obtaining knowledge of same notify the Mortgagee in writing, and shall promptly forward to the Mortgagee copies of all orders, notices, permits, applications or other communications and reports in connection with any Spill or any other matters relating to the Environmental Laws as they may affect the Premises.

(c)           In the event of any Spill affecting the Premises, and/or if the Mortgaged Property shall fail to comply with any of the requirements of the Environmental Laws, the Mortgagee shall have the right, but shall not be obligated, to give such notices and/or cause such work to be performed at the Premises and/or take any and all other actions as the Mortgagee shall deem necessary or advisable in order to remedy said Spill or cure such failure of compliance.  Any partial exercise by the Mortgagee of any of such rights shall not obligate the Mortgagee to complete any actions commenced or expend further sums to cure such failure of compliance.

3.             Security Agreement.

3.1.          Additional Covenants and Representations of the Mortgagor.  The Mortgagor hereby warrants and represents to and covenants and agrees with the Mortgagee as follows:

(a)           The Mortgagor is the owner of and has good and marketable title to the Related Personalty free from any Liens other than the Liens arising hereunder and under the other Loan Documents and any Liens explicitly permitted hereunder or under the Loan Agreement, and the Mortgagor will defend the Related Personalty against all claims and demands of all Persons at any time claiming the same or any interest therein.

(b)          The Mortgagor will keep the Related Personalty in good repair, working order and condition and adequately insured at all times in accordance with the provisions of the Loan Agreement, this Mortgage and the other Loan Documents.

(c)           The Mortgagor will, upon request by the Mortgagee, promptly make, execute, acknowledge and deliver and file and record in all proper offices and places such financing statements, continuation statements, certificates, collateral agreements and other agreements, documents or instruments as may be necessary to perfect or from time to time renew the Liens arising hereunder and under the other Loan Documents, including those that may be necessary to perfect such Liens in any additional Related Personalty hereafter acquired by the Mortgagor or in any replacements or proceeds thereof, and the Mortgagor will take all such action as may be deemed necessary or advisable by the Mortgagee to carry out the intent and purposes of the Loan Documents or for assuring and confirming to the Mortgagee the grant and perfection of the Liens in the Related Personalty.  To the extent permitted by law, the Mortgagor authorizes and appoints the Mortgagee to execute such financing statements, continuation statements, certificates, collateral agreements and other agreements, documents and instruments in its stead, with full power of substitution, as the Mortgagor's attorney-in-fact, coupled with an interest.  To the extent permitted by law, the Mortgagor further agrees that a carbon, photographic or other reproduction of this Mortgage, or any security agreement, financing statement or continuation statement is sufficient as a financing statement or continuation statement.

3.2.          Mortgage as Security Agreement and Financing Statement.  THIS MORTGAGE CONSTITUTES A SECURITY AGREEMENT AND SERVES AS A FIXTURE FILING IN ACCORDANCE WITH THE UNIFORM COMMERCIAL CODE.

4.             Default and Remedies.

4.1.          Events of Default.  The Mortgagor shall be in default under this Mortgage if any one or more of the following events (each an "Event of Default") shall occur (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), that it is to say:

(a)           if default shall be made in the performance or observance of any covenant, agreement or condition contained in sections 2.1, 2.4, 2.6, 2.12, 2.13, or 3.1 or if any representation or warranty made by the Mortgagor in any such section shall prove to have been false or incorrect on the date as of which made;

(b)           if default shall be made in the performance or observance of any other of the covenants, agreements or conditions contained in this Mortgage and such default shall have continued for a period of 30 days; provided, however, that if such default is susceptible to cure but not within said 30 day period, then such 30 day period shall be extended for such additional number of days, not to exceed 60, as may be required to cure the same if the Mortgagor commences such cure within the initial 30 day period and thereafter diligently pursues the same to completion; or

(c)           if an Event of Default as defined in the Loan Agreement (not otherwise addressed in the preceding clauses (a) or (b) of this section 4.1) shall occur.

4.2.          Remedies.  Upon the occurrence and continuance of any Event of Default, all of the Secured Obligations may become or be declared to be immediately due and payable in accordance with the Loan Agreement, without notice or demand, and the Mortgagee may take such action, without notice or demand, as the Mortgagee shall deem advisable to protect and enforce its rights against the Mortgagor and in and to the Mortgaged Property, including the following actions, which shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, against the Mortgagor and/or the Mortgaged Property or any part thereof, at such times and in such order as the Mortgagee may determine, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of the Mortgagee permitted by law, equity or contract or as set forth herein or in the other Loan Documents:

(a)           the Mortgagee may exercise all rights and remedies provided in the Loan Documents or in any other agreement, document or instrument pertaining to any of the Secured Obligations, including the right to declare the Secured Obligations to be immediately due and payable as provided therein;

(b)           the Mortgagee shall be entitled to immediate and exclusive possession of the Mortgaged Property and may enter into or upon the Mortgaged Property, and may dispossess the Mortgagor and its agents and servants therefrom, and thereupon the Mortgagee may (i) use, operate, manage, control, insure, repair, restore and otherwise deal with all and every part of the Mortgaged Property and conduct business thereon, in any case either in the name of the Mortgagee or in such other name as the Mortgagee shall determine; (ii) commence and/or complete any construction on the Mortgaged Property; (iii) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property; (iv) exercise all rights and powers of the Mortgagor with respect to the Mortgaged Property, whether in the name of the Mortgagor or otherwise, including the right to make, cancel, enforce or modify any Leases, obtain real estate tax abatements, obtain and evict tenants, and demand, sue for, collect and receive all Property Income; and (v) apply the receipts of Property Income from the Mortgaged Property to the payment of the Secured Obligations in accordance with section 4.3(i);

(c)           with or without making entry into or taking possession of the Premises and with or without commencing complete or partial foreclosure or other enforcement of this Mortgage, the Mortgagee may exercise any or all of the rights and remedies set forth in sections 4.2(a) through 4.2(i), inclusive;

(d)           with or without making entry into or taking possession of the Premises, the Mortgagee may exercise the STATUTORY POWER OF SALE and institute proceedings for the complete foreclosure of this Mortgage, in which case the Mortgaged Property may be sold for cash or upon credit, as an entirety or in parcels or portions;

(e)           with or without making entry into or taking possession of the Premises, the Mortgagee may exercise the STATUTORY POWER OF SALE and institute proceedings for the partial foreclosure of this Mortgage for the portion of the Secured Obligations then due and payable, subject to the continuing Lien of this Mortgage for the balance of the Secured Obligations not then due;

(f)           the Mortgagee may institute an action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement contained in this Mortgage or in any other Loan Document, or in aid of the execution of any power granted hereunder or thereunder or for the enforcement of any other appropriate legal or equitable remedy;

(g)           the Mortgagee may pursue all rights and remedies provided by law, including those provided by the Uniform Commercial Code, including without limitation, the right and power to sell or otherwise dispose of the Related Personalty or any part thereof, and for that purpose may take immediate and exclusive possession of the Related Personalty or any part thereof, and, with or without judicial process, may enter upon the Mortgaged Property or any other premises on which the Related Personalty or any part thereof may be situated and remove the same therefrom without being deemed guilty of trespass and without liability for damages, or at the Mortgagee's option, the Mortgagor shall assemble the Related Personalty and make it available to the Mortgagee at the place and time designated in the demand.  The Mortgagee shall be entitled to hold, maintain, preserve and prepare the Related Personalty for sale in the manner provided by law.  The Mortgagee, without removal of the Related Personalty from the Mortgaged Property, may render the Related Personalty unusable and dispose of the Related Personalty on the Mortgaged Property.  To the extent permitted by law, the Mortgagor expressly waives any notice of sale or other disposition of the Related Personalty and any other right or remedy of the Mortgagor existing at the occurrence of an Event of Default, and to the extent any such notice is required and cannot be waived, the Mortgagor agrees that as it relates to this subsection only, if such notice is mailed, postage prepaid to the Mortgagor at the address set forth in section 6.1 at least ten days before the time of sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirements for giving said notice;

(h)           the Mortgagee may recover judgment on the Secured Obligations with or without the Mortgagee having instituted any proceedings for the complete or partial foreclosure or other enforcement of this Mortgage; and

(i)            with or without making entry into or taking possession of the Premises, and with or without having instituted any proceeding for the complete or partial foreclosure or other enforcement of this Mortgage, the Mortgagee may secure, ex parte,  the appointment of a receiver, trustee, liquidator or similar official of the Mortgaged Property or any part thereof, and the Mortgagor hereby consents and agrees to such appointment, without notice to the Mortgagor and without regard to the adequacy of the security for the Secured Obligations and without regard to the solvency of the Mortgagor or any other Person primarily or secondarily liable for the payment of the Secured Obligations, and such receiver or other official shall be entitled to compensation therefor, and shall have all rights and powers permitted by applicable law and such other rights and powers as the court making such appointment may confer, and the appointment of such receiver or other official shall not impair or in any manner prejudice the rights of the Mortgagee to receive the Property Income pursuant to this Mortgage.

For purposes hereof, the term “default,” as used in the STATUTORY POWER OF SALE, shall mean an Event of Default as herein defined.  Without limiting any provision hereof, this Mortgage is upon the STATUTORY CONDITION and upon the further condition that all covenants and agreements on the part of the Mortgagor herein shall be kept and fully performed and that no breach of any of the other conditions specified herein shall be permitted, for any breach of which the Mortgagee shall have the STATUTORY POWER OF SALE.

4.3.          General Provisions Regarding Remedies.

(a)           No recovery of any judgment by the Mortgagee and no levy of an execution under any judgment upon any property of the Mortgagor other than the Mortgaged Property shall affect in any manner or to any extent the Lien of this Mortgage upon the Mortgaged Property or any part thereof, or any rights, powers or remedies of the Mortgagee hereunder, but such Lien, rights, powers and remedies of the Mortgagee shall remain unimpaired.

(b)          At any sale of the Mortgaged Property or any part thereof pursuant to the provisions of this Mortgage, the Mortgagee, and each Lender, shall have the right to purchase the Mortgaged Property (or any part thereof) being sold, and in such case shall have the right to credit against the amount of the bid made therefor (as opposed to paying in immediately available funds) all or any of the judgment then due and owing to the said bidder.

(c)           At any time before conclusion of any proceeding or other action brought by the Mortgagee in connection with its exercise of the remedies provided in section 4.2, the Mortgagee may partially or completely terminate, abandon, adjourn, postpone, reschedule and resume such proceeding or action, all without prejudice of any kind.

(d)           The Mortgagee may resort to any remedies given by the Loan Documents or applicable law, or any collateral thereunder in such portions and in such order as the Mortgagee shall determine, and any such action shall not in any way be considered as a waiver of any of the rights, benefits or remedies evidenced or provided by, or referred to in, the Loan Documents or applicable law.  The failure of the Mortgagee to exercise any right, remedy or option evidenced or provided by, or referred to in, the Loan Documents shall not be deemed to be a waiver thereof.  No acceptance by the Mortgagee of any payment after the occurrence of a Default or Event of Default and no payment by the Mortgagee of any amount, insurance or other cost for which the Mortgagor is obligated hereunder, shall be deemed to waive or cure such Default or Event of Default or the Mortgagor's obligation to pay or reimburse Mortgagee for the same.  No sale of all or any part of the Mortgaged Property, no forbearance on the part of the Mortgagee and no extension of the time for the payment of the whole or any part of the Secured Obligations or any other indulgence given by the Mortgagee to the Mortgagor or any other Person shall operate to release or in any manner affect the interest of the Mortgagee in the Mortgaged Property or the liability of the Mortgagor to pay the Secured Obligations, except to the extent that such liability is reduced by proceeds of the sale of all or any of the Mortgaged Property actually received in cash by the Mortgagee.

(e)           The Mortgagor hereby consents to and waives notice of the granting of renewals, extensions of time for payment or other indulgences to the Mortgagor or any other Person, or substitution, release or surrender of any of the Mortgaged Property, the addition or release of Persons primarily or secondarily liable on any Secured Obligation, the acceptance of partial payments on any Secured Obligations and/or the settlement or compromise thereof.  No course of dealing between the Mortgagor or any Affiliate of the Mortgagor or the Mortgagee and no delay in exercising any rights hereunder shall operate as a waiver of any right of the Mortgagee.  No waiver by the Mortgagee of any default shall be effective unless made in writing and otherwise in accordance with the terms of section 6.1 and no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.

(f)           To the fullest extent the Mortgagor may legally do so, the Mortgagor irrevocably:

(i)            waives presentment, demand, notice (except as explicitly required by this Mortgage), protest, and except as is otherwise explicitly provided herein, all other demands and notices in connection with this Mortgage or the enforcement of any of the rights and remedies of the Mortgagee hereunder or in connection with the Secured Obligations or the Mortgaged Property;

(ii)           waives all rights to a marshalling of the assets of the Mortgagor, the Mortgagor's partners, if any, and others with interests in the Mortgagor, including the Mortgaged Property, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, the homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of the Mortgagee under the Loan Documents to a sale of the Mortgaged Property for the collection of the Secured Obligations without any prior or different resort for collection, or the right of the Mortgagee to the payment of the Secured Obligations out of the proceeds of sale of the Mortgaged Property in preference to every other claimant whatsoever;

(iii)          waives all rights of redemption and notice of election to accelerate or declare due the whole of the Secured Obligations and all rights to bring or utilize any defense, counterclaim or setoff which denies the existence or sufficiency of the facts upon which the foreclosure action is grounded or which is based on the wrongful actions of the Mortgagee.  If any defense, counterclaim or setoff is timely raised in such foreclosure action, such defense, counterclaim or setoff shall be dismissed.  If such defense, counterclaim or setoff is based on a claim which could be tried in an action for money damages, the foregoing waiver shall not bar a separate action for such damages (unless such claim is required by laws or applicable rules of procedure to be pleaded in or consolidated with the action initiated by the Mortgagee), but such separate action shall not thereafter be consolidated with any foreclosure action of the Mortgagee.  The bringing of such separate action for money damages shall not be deemed to afford any grounds for staying any such foreclosure action;

(iv)         waives the defense of laches; and

(v)          waives all rights to a trial by jury in any suit, action or other proceeding instituted by or against it in respect of its obligations hereunder and under any of the other Loan Documents and the transactions contemplated hereby and by the other Loan Documents, such waiver being made by the Mortgagor after consultation with the Mortgagor's counsel.

(g)          In the event of a sale or other disposition of the Mortgaged Property pursuant to section 4.2 and the execution of a deed or other conveyance pursuant thereto, the recitals therein of facts (such as default, the giving of notice of default and notice of sale, demand that such sale should be made, postponement of sale, terms of sale, purchase, payment of purchase money and other facts affecting the regularity or validity of such sale or disposition) shall be conclusive proof of the truth of such facts.  Any such deed or conveyance shall be conclusive against all Persons as to such facts recited therein.

(h)          Any right or remedy of the Mortgagee relating to the Mortgaged Property or which arises under or is referred to in this Mortgage or arises in equity or under applicable law may be exercised by the Mortgagee, either personally or by its agents, nominees or attorneys, including by a receiver, trustee, liquidator or other similar official or any other authorized representative or representatives of the Mortgagee, and reasonable compensation for the services of such Persons shall be deemed an Expense.

(i)           Any and all proceeds received by the Mortgagee in respect of the Mortgaged Property after the occurrence of an Event of Default but prior to the maturity or acceleration of the Notes, shall be applied to the prepayment of the Secured Obligations, after payment of all Expenses, Indemnified Costs and all other costs incurred by the Mortgagee in connection with this Mortgage or the Mortgaged Property, in such order of priority as the Mortgagee shall determine.  Any and all proceeds received by the Mortgagee after the maturity or acceleration of the Notes, shall be applied to the payment of the Secured Obligations, with the applicable premium, if any, after payment of all Expenses, Indemnified Costs and all other costs incurred by the Mortgagee in connection with this Mortgage or the Mortgaged Property, in such order of priority as the Mortgagee shall determine.

5.            No Usury.  The Secured Obligations, this Mortgage, and the other Loan Documents, are subject to the express condition that at no time shall the Mortgagor (or any other Person primarily or secondarily liable for any of the Secured Obligations) be obligated or required to pay interest on principal at a rate which could subject the Mortgagee to either civil or criminal liability as a result of such interest being in excess of the maximum interest rate which the Mortgagor (or any other such Person) is permitted by applicable law to contract to pay or which the Mortgagee is permitted by applicable law to receive.  If by the terms of the Secured Obligations, this Mortgage or any other Loan Document the Mortgagor (or any other such Person) is at any time required or obligated to pay interest on principal at a rate in excess of such maximum rate, the rate of interest shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of principal.

6.             Miscellaneous.

6.1.          Notices.

(a)           All communications provided for herein shall be addressed as follows:

(i)            if to the Mortgagor, addressed at its address specified on the cover page hereto (or at such other address as may be furnished in writing by the Mortgagor to the Mortgagee), with a copy (which shall not constitute notice) to:  Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, Attention:  Mitchell Nussbaum, Esquire; and

(ii)           if to the Mortgagee, addressed at its address specified on the cover page hereto (or at such other address as may be furnished in writing by Mortgagee to the Mortgagor), with a copy (which shall not constitute notice) to:  Choate, Hall & Stewart, LLP, Two International Place, Boston, MA  02110, Attention:  James R. Kane, Esquire.

(b)           Any communication provided for herein shall become effective only upon and at the time of acknowledged receipt by the Person to whom it is given, unless such communication (i) is mailed by certified mail (postage prepaid, return receipt requested), in which case it shall become effective on the fifth Business Day following the mailing thereof or (ii) is sent by facsimile transmission, in which case it shall become effective upon receipt of confirmation of receipt of transmission from the Person to whom the transmission was sent, provided that the original of such communication is sent on the day of such facsimile transmission to such Person by a courier guaranteeing overnight delivery.

6.2.          Binding Obligations; Successors and Assigns.  This Mortgage shall run with the land, and bind and inure to the benefit of and be enforceable by the Mortgagee (including each Lender from time to time, each of whom or which shall, without further action, be entitled to enforce the provisions and enjoy the benefits hereof, whether or not an express assignment to such Lender of rights hereunder has been made).

6.3.          Headings; Integration.  The headings of this Mortgage are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Mortgage (together with the other Loan Documents) embodies the entire agreement and understanding between the Mortgagee and the Mortgagor and supersedes all prior agreements and understandings relating to the subject matter hereof.

6.4.          Further Assurances.  From time to time hereafter, the Mortgagor will execute, acknowledge and deliver, or will cause to be executed, acknowledged and delivered, at its sole cost and expense, such additional agreements, documents and instruments (including additional title insurance policies or endorsements), and will take such other actions as the Mortgagee may reasonably request for the purpose of implementing or effectuating the provisions of this Mortgage or for more fully perfecting or renewing the rights of the Mortgagee with respect to the Mortgaged Property (or any part thereof) pursuant thereto.  Upon the exercise by the Mortgagee of any power, right, privilege or remedy pursuant to this Mortgage which requires any consent, approval or authorization of, or declaration or filing with any other Person, including any governmental authority, the Mortgagor will execute and deliver, or will cause the execution and delivery of, all such agreements, documents and instruments that the Mortgagee may reasonably request in connection therewith.  The Mortgagor hereby irrevocably appoints the Mortgagee as its attorney-in-fact, coupled with an interest, and authorizes any such Person in the name of the Mortgagor, upon any failure of the Mortgagor to take the action described above in this section 6.4, to execute and to file and record, if necessary, from time to time, any agreement, document, financing statement or other instrument and to take any other action which any such Person may reasonably deem necessary or appropriate for the purpose of implementing or effectuating the provisions of this Mortgage and complying with Mortgagor's obligations under the Loan Documents.

6.5.          Severability.  In case any provision in this Mortgage shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

6.6.          The Mortgagor's Obligations Absolute.  All sums payable by the Mortgagor hereunder and under the other Loan Documents shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of the Mortgagor hereunder and thereunder shall in no way be released, discharged, or otherwise affected (except as expressly provided herein) by reason of:  (a) any damage to or destruction of or any Taking of the Mortgaged Property or any part thereof; (b) any restriction or prevention of or interference with any use of the Mortgaged Property or any part thereof; (c) any title defect or encumbrance or any eviction from the Premises or any part thereof by title paramount or otherwise; (d) any Bankruptcy Proceeding relating to the Mortgagor or any other Person primarily or secondarily liable for any of the Secured Obligations, or any action taken with respect to this Mortgage or any other Loan Documents, including by any trustee or receiver of the Mortgagor or any other such Person, or by any court, in any such proceeding; (e) any claim which the Mortgagor has or might have against the Mortgagee; (f) any default or failure on the part of the Mortgagee to perform or comply with any of the terms hereof or of any other agreement with the Mortgagor or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not the Mortgagor shall have notice or knowledge of any of the foregoing.  Except as expressly provided herein, the Mortgagor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any of the Secured Obligations.

6.7.          Other Loan Documents and Schedules.  All of the agreements, conditions, covenants, provisions and stipulations related to the Secured Obligations, contained in the other Loan Documents, and each of them, which are to be kept and performed by the Mortgagor are hereby made a part of this Mortgage to the same extent and with the same force and effect as if they were fully set forth in this Mortgage, and the Mortgagor shall keep and perform the same, or cause them to be kept and performed in accordance with their respective terms.  The information set forth on the cover page hereto and on each exhibit attached hereto is hereby incorporated herein.  In the event of any conflict between the provisions of any exhibit attached hereto and this Mortgage, the provisions of such exhibit shall prevail.

6.8.          Governing Law; Jurisdiction.  The agreements of the parties with respect to the Secured Obligations, the interest thereon, any loan or other charges, commitment fees, or brokerage commissions with respect to the transaction secured hereby are governed by and are to be construed in accordance with the laws of The Commonwealth of Massachusetts, and of the rights and obligations under this Mortgage (including the rights and remedies of the Mortgagee in and with respect to the Mortgaged Property and the enforcement of the Mortgagee's rights and remedies in the Mortgaged Property) similarly are to be governed by and construed in accordance with Massachusetts law.  The Mortgagor, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in The Commonwealth of Massachusetts and consents to the jurisdiction of the courts of The Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purposes of any suit, action or other proceeding arising out of any of its obligations hereunder and under the other Loan Documents or with respect to the transactions contemplated hereby or thereby, and expressly waives any and all objections it may have as to venue in any such courts.  The Mortgagor further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served by certified mail to it in accordance with section 6.1 or as otherwise provided under the laws of The Commonwealth of Massachusetts.  Notwithstanding the foregoing, the Mortgagor agrees that nothing contained in this section 6.8 shall preclude the institution of any such suit, action or other proceeding in any jurisdiction other than The Commonwealth of Massachusetts.

6.9.          Merger.  So long as any Secured Obligations shall remain unpaid, fee title to and any other estate in the Mortgaged Property shall not merge, but shall be kept separate and distinct, notwithstanding the union of such estates in any Person.

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IN WITNESS WHEREOF, this Mortgage has been duly executed and delivered as an instrument under seal as of the date first above written.

WITNESS:	CYALUME TECHNOLOGIES, INC.

/s/ Kirsten DeVries	By:	/s/ Michael Bielonko
Name

COMMONWEALTH OF MASSACHUSETTS	)
)
Hampden COUNTY	)

Before me, the undersigned, a Notary Public in and for said County and State, this 11th day of December, 2008, personally appeared Michael Bielonko, its Chief Financial Officer and Kirsten DeVries its Executive Assistant, and each acknowledged execution of the foregoing instrument as their free act and deed and swore to the truth of the matters contained therein.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal.

/s/ Margot Schulte
Notary Public

Margot Schulte
Printed Name

My Commission Expires:	County of Residence:
September 6, 2013	Hampden

Exhibit A

[to be inserted when final title commitment issues]

Exhibit B
Permitted Encumbrances
Exhibits:
Exhibit A	Legal Description (Land)
Exhibit B	Permitted Encumbrances

Exhibit B

Permitted Encumbrances